Exhibit 10.3

SECURITY AGREEMENT

BY

AEMETIS BIOGAS LLC,

as Grantor

IN FAVOR OF

THIRD EYE CAPITAL CORPORATION,

as agent

DATED AS OF DECEMBER 20, 2018

TABLE OF CONTENTS

Page

1	DEFINITIONS	1
1.1	Reference to Security Agreement	1
1.2	Principles of Construction	1
1.3	Definitions	1
2	GRANT OF SECURITY INTEREST	5
2.1	Security Interest	5
2.2	Grantor Remains Liable	6
2.3	Authorization to File Financing Statements	6
2.4	Limitation	6
3	REPRESENTATIONS AND WARRANTIES	6
3.1	Purchase Agreement	6
3.2	Title; Authorization; Enforceability; Perfection	6
3.3	Conflicting Legal Requirements and Contracts	6
3.4	Governmental Authority	6
3.5	Grantor Information	6
3.6	Property Locations	6
3.7	Litigation	6
3.8	No Financing Statements or Control Agreements	6
3.9	Maintenance of Collateral	6
3.10	Collateral	7
3.11	Deposit, Commodity, and Securities Accounts	7
3.12	Receivables	7
3.13	Letter of Credit Rights	7
3.14	Instruments; Chattel Paper; Collateral Notes; and Collateral Note Security	7
3.15	Investment Related Property	7
3.16	Intellectual Property	7
4	COVENANTS	8
4.1	Transaction Documents	8
4.2	General	8
4.3	Receivables	9
4.4	Equipment	9
4.5	Accounts	9
4.6	Intellectual Property	9
4.7	Collateral Notes and Collateral Note Security	10
4.8	Instruments; Chattel Paper; and Documents	10
4.9	Deposit, Commodity, and Securities Accounts	10
4.10	Commercial Tort Claims	10
4.11	Letters-of-Credit Rights	10

4.12	Fixtures	10
4.13	Federal, State or Municipal Claims	10
4.14	Collateral Access Agreements	10
4.15	Use and Operation of Collateral	10
4.16	Certain Proceeds	10
4.17	Further Assurances	11
5	REMEDIES UPON TRIGGER EVENT	11
5.1	Remedies	11
5.2	Grantor’s Obligations Upon Trigger Event	11
5.3	Condition of Collateral; Warranties	11
5.4	Collection of Receivables	11
5.5	Cash Collateral Account	12
5.6	Intellectual Property	12
5.7	Record Ownership of Securities	12
5.8	Investment Related Property	12
5.9	Sales on Credit	12
5.10	Application of Proceeds	12
5.11	Power of Attorney	12
6	GENERAL PROVISIONS	12
6.1	Recovered Payments	12
6.2	No Waiver	13
6.3	Agent Performance of Grantor’s Obligations; Authority of Agent	13
6.4	Waivers	13
6.5	Benefit of Agreement	13
6.6	Survival	13
6.7	Notices	13
6.8	Taxes and Expenses	13
6.9	Headings	13
6.10	Counterparts	13
6.11	Termination	13
6.12	GOVERNING LAW/VENUE	13
6.13	Indemnity	14
6.14	WAIVER OF JURY TRIAL	14
6.15	FINAL AGREEMENT	14

SCHEDULES

Schedule 3.5
Grantor Information
Schedule 3.6
Property Locations
Schedule 3.10
Collateral
Schedule 3.16
Intellectual Property

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended, restated, supplemented, or otherwise modified from time to time, this “Security Agreement”) is entered into as of December 20, 2018, between Aemetis Biogas LLC, a Delaware limited liability company (“Grantor”), and Third Eye Capital Corporation, as agent (in such capacity, together with its successors and assigns, “Agent”) for the Secured Parties (as defined below).

RECITALS

WHEREAS, Grantor, Agent and Protair-X Americas, Inc., a Delaware corporation (“Purchaser”), have entered into a Series A Preferred Unit Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS, the execution and delivery of this Security Agreement is required by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

1.1 Reference to Security Agreement. Unless otherwise specified, all references herein to Sections, Recitals, and Schedules refer to Sections of, and Recitals and Schedules to, this Security Agreement. All Schedules include amendments and supplements thereto from time to time.

1.2 Principles of Construction. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neutral, as the context indicates is appropriate. Whenever the words “include,” “includes” or “including” are used in this Security Agreement, they shall be deemed to be followed by the words “without limitation”. Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Transaction Documents). Furthermore, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Schedule references are to this Security Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof shall refer to Grantor’s Collateral or the relevant part thereof.

1.3 Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either the Purchase Agreement or the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Purchase Agreement conflicts with the definition given to such term in the UCC, the Purchase Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC.

“Account Debtor” means any Person who is obligated on a Receivable.

“Agent” has the meaning set forth in the preamble of this Security Agreement.

“Cash Collateral Account” has the meaning set forth in Section 5.5.

“Chattel Paper” means any “chattel paper”, as such term is defined in Section 9-102(a)(11) of the UCC, including all Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” has the meaning set forth in Section 2.1.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to Agent, between Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Note Security” means all rights, titles, interests, and Liens Grantor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including those set forth on Schedule 3.10.

“Collateral Notes” means all rights, titles, and interests of Grantor in and to all promissory notes and other Instruments payable to Grantor, including all inter-company notes from the Affiliates of Grantor and those set forth on Schedule 3.10.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Commercial Tort Claims” means any “commercial tort claim”, as such term is defined in Section 9.102(a)(13) of the UCC, including all commercial tort claims listed on Schedule 3.10.

“Commodity Account” means any “commodity account”, as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in Sections 7-106, 8-106, 9-104, 9-105, 9-106, or 9-107 of the UCC, as applicable.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

“Copyrights” means all United States and foreign copyrights (including Community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. § 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing:  (a) all registrations and applications therefor, including the registrations and applications referred to on Schedule 3.16; (b) all extensions and renewals thereof; (c) all rights corresponding thereto throughout the world; (d) all rights to sue for past, present and future infringements thereof; and (e) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Copyright or any Copyright licensed under any Copyright License.

“Default Rate” means a per annum rate of interest equal to the rate of interest specified in Section 6.9(c) of the Purchase Agreement plus ten percent (10%), provided that in no event shall the Default Rate exceed the maximum rate of interest permitted by applicable law.

“Deposit Accounts” means any “deposit account”, as such term is defined in Section 9-102(a)(29) of the UCC, including those deposit accounts identified on Schedule 3.10, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein.

“Document” means any “document”, as such term is defined in Section 9-102(a)(30) of the UCC.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in Section 9-102(a)(31) of the UCC.

“Equipment” means: (a) any “equipment”, as such term is defined in Section 9-102(a)(33) of the UCC; (b) all machinery, equipment, furnishings, Fixtures, and Vehicles; and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, and (b) all rights to receive dividends and distributions, all voting rights, all management rights, and all economic right relating to any of the foregoing.

“Farm Products” means any “farm products”, as such term is defined in Section 9-102(a)(34) of the UCC.

“Fixtures” means any “fixtures”, as such term is defined in Section 9-102(a)(41) of the UCC.

“General Intangibles” means: (a) any “general intangibles”, as such term is defined in Section 9-102(a)(42) of the UCC; and (b) all interest rate or currency protection or hedging arrangements, computer software, computer programs, all tax refunds and tax refund claims, all licenses, permits, concessions and authorizations, all contract rights, all joint venture interests, partnership interests, or membership interests that do not constitute a Security, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” means: (a) “goods”, as that term is defined in Section 9-102(a)(44) of the UCC; (b) all Inventory; and (c) all Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor” has the meaning set forth in the preamble of this Security Agreement.

“Indemnified Party” has the meaning specified in Section 6.13.

“Instrument” means any “instrument”, as such term is defined in Section 9-102(a)(47) of the UCC, including the Collateral Notes.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” means: (a) any “inventory”, as such term is defined in Section 9-102(a)(48) of the UCC; (b) all wrapping, packaging, advertising, and shipping materials; (c) all goods that have been returned, repossessed, or stopped in transit; (d) all Documents evidencing any of the foregoing; and (e) all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Related Property” means: (a) any “investment property”, as such term is defined in Section 9-102(a)(49) of the UCC; and (b) all Pledged Equity Interests (regardless of whether such interest is classified as investment property under the UCC).

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in Section 9-102(a)(51) of the UCC.

“Money” means “money” as defined in Section 1-201(b)(24) of the UCC.

“Obligations” has the meaning specified in the Purchase Agreement.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (a) each patent and patent application referred to on Schedule 3.16; (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof; (c) all rights corresponding thereto throughout the world; (d) all inventions and improvements described therein; (e) all rights to sue for past, present and future infringements thereof; (f) all licenses, claims, damages, and Proceeds of suit arising therefrom; and (g) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Patent or any Patent licensed under any Patent License.

“Permitted Liens” means:

(a)           Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Grantor in conformity with GAAP

(b)           carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; and

(d)           deposits to secure the performance of bids, trade contracts (other than Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business.

“Pledged Equity Interests” means all Equity Interests listed on Schedule 3.10, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, Grantor while this Security Agreement is in effect.

“Proceeds” means any “proceeds,” as such term is defined in Section 9-102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to a Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Related Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive Money which are General Intangibles or which are otherwise included as Collateral, together with all of the Grantor’s rights, if any, in all Collateral Support and Supporting Obligations related thereto.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” means:

(a)
all Obligations;

(b)
all costs and expenses, including all attorneys’ fees and legal expenses, incurred by any of the Secured Parties or their Affiliates to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Security Agreement or any rights under the other Transaction Documents;

(c)
the obligation to reimburse any amount that Agent (in its sole and absolute discretion) elects to pay or advance on behalf of Grantor following the occurrence of any Trigger Event;

(d)
all amounts owed under any extension, renewal, or modification of any of the foregoing; and

(e)
any of the foregoing that arises after the filing of a petition by or against Grantor under the Bankruptcy Code, even if the obligations due do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise;

in each case with respect to clauses (a) through (e) above, whether or not (i) such Secured Obligations arise or accrue before or after the filing by or against Grantor of a petition under the Bankruptcy Code, or any similar filing by or against Grantor under the laws of any jurisdiction, or any bankruptcy, insolvency, receivership or other similar proceeding, (ii) such Secured Obligations are allowable under Section 502(b)(2) of the Bankruptcy Code or under any other insolvency proceedings, (iii) the right of payment in respect of such Secured Obligations is reduced to judgment, or (iv) such Secured Obligations are liquidated, unliquidated, similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, matured, disputed, undisputed, legal, equitable, secured, or unsecured.

“Secured Parties” means the collective reference to Agent, Purchaser, each holder of Series A Preferred Units, and the Indemnified Parties.

“Securities Account” means any “securities account”, as such term is defined in Section 8-501(a) of the UCC, and all sub-accounts thereof.

“Security” has the meaning set forth in Section 8-102(a)(15) of the UCC.

“Supporting Obligations” means all “supporting obligations” as defined in Section 9-102(a)(78) of the UCC.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in Section 9-102(a)(79) of the UCC.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including:  (a) the registrations and applications referred to on Schedule 3.16; (b) all extensions or renewals of any of the foregoing; (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing; (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (e) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Trademark or any Trademark licensed under any Trademark License.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.16.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (a) the right to sue for past, present and future misappropriation or other violation of any Trade Secret; and (b) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Trade Secrets or any Trade Secrets licensed under any Trade Secret License.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Vehicles” means all present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by a Grantor.

2. GRANT OF SECURITY INTEREST.

2.1 Security Interest. To secure the prompt and complete payment and performance of the Secured Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable laws), Grantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing security interest in and a lien upon, and hereby assigns to Agent, for the benefit of the Secured Parties, as security, all personal property of Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Secured Obligations at any time granted to or held or acquired by Agent, collectively, the “Collateral”), including:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts, Securities Accounts, and Commodity Accounts;

(e) all Documents;

(f) all Farm Products;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Investment Related Property;

(k) all Letter of Credit Rights;

(l) all Money;

(m) all Fixtures;

(n) all Intellectual Property;

(o) all Vehicles;

(p) to the extent not otherwise included above, all Collateral Records, Collateral Support, and Supporting Obligations relating to any of the foregoing; and

(q) to the extent not otherwise included above, all accessions to, substitutions for, and all replacements, products, Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage, or destruction of any Collateral.

2.2 Grantor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Agent shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Authorization to File Financing Statements. Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to Agent promptly upon request.

2.4 Limitation. The Obligations secured by this Agreement are limited by Section 6.17(d) of the Purchase Agreement.

3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Agent on the date hereof and on the date of each Purchase that:

3.1 Purchase Agreement. Certain representations and warranties in the Purchase Agreement are applicable to Grantor or its assets or operations, and each such representation and warranty is true and correct.

3.2 Title; Authorization; Enforceability; Perfection. (a) Grantor has good and valid rights in and title to the Collateral free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to Agent the security interest in the Collateral; (b) the execution and delivery by Grantor of this Security Agreement has been duly authorized, and this Security Agreement constitutes a legal, valid and binding obligation of Grantor and creates a security interest in all now owned and hereafter acquired Collateral; and (c)(i) upon the filing of all UCC financing statements naming Grantor as “debtor” and Agent as “secured party” and describing the Collateral in the filing offices set forth opposite Grantor’s name on Schedule 3.5 hereof, (ii) upon delivery of all Instruments, Chattel Paper, certificated Pledged Equity Interests, and Collateral Notes, (iii) upon sufficient identification of Commercial Tort Claims, (iv) upon execution of a control agreement establishing Agent’s Control with respect to any Deposit Account, Securities Account, or Commodity Account, (v) upon consent of the issuer or any nominated Person with respect to Letter of Credit Rights, and (vi) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Intellectual Property in the applicable intellectual property registries, including the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to (1) Permitted Liens, and (2) the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables).

3.3 Conflicting Legal Requirements and Contracts. Neither the execution and delivery by Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (a) violate (i) any Requirement of Law binding on Grantor or its property, (ii) any of Grantor’s organizational documents, or (iii) any Contractual Obligation by which Grantor, or its property, is bound; or (b) conflict with or constitute a default under, or result in the creation or imposition of any Lien pursuant to, the terms of any such Contractual Obligation (other than any Lien of Agent).

3.4 Governmental Authority. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (a) for the pledge by Grantor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Grantor, or (b) for the exercise by Agent of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Equity Interests by legal requirements affecting the offering and sale of securities generally).

3.5 Grantor Information. Grantor’s exact legal name, jurisdiction of organization, type of entity, state issued organizational identification number and the location of its principal place of business, or chief executive office and of the books and records relating to the Receivables, are disclosed on Schedule 3.5; Grantor does not have any other places of business except those set forth on Schedule 3.5. Except as noted on Schedule 3.5 hereto, all such books and records are in Grantor’s possession. Grantor has not done, and does not, do business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.5. Except as provided on Schedule 3.5, Grantor has not changed its name, jurisdiction of organization, principal place of business, or chief executive office or its organizational structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) since its formation.

3.6 Property Locations. The Equipment, and Fixtures are located solely at the locations described on Schedule 3.6 and at the Digesters. All of such locations are owned by a Grantor except for Digesters and locations which are leased by a Grantor as lessee and designated in Part B of Schedule 3.6.

3.7 Litigation. There is no litigation, investigation, or governmental proceeding threatened against Grantor or any of its properties which if adversely determined could reasonably be expected to have a Material Adverse Effect.

3.8 No Financing Statements or Control Agreements. Other than the financing statements and control agreements in favor of Agent with respect to this Security Agreement, there are no other outstanding financing statements or control agreements covering any Collateral.

3.9 Maintenance of Collateral. All tangible Collateral which is necessary to Grantor’s business is in good repair and condition (ordinary wear and tear excepted), and none of the Collateral is a Fixture except as specifically referred to herein on Schedule 3.6.

3.10 Collateral. Schedule 3.10 accurately lists all Pledged Equity Interests, Securities Accounts, Commodity Accounts, Deposit Accounts, Collateral Notes, Collateral Note Security, Commercial Tort Claims, and all letters of credit, in which Grantor has any right, title, or interest. All information supplied by Grantor to Agent with respect to any of the Collateral is true, correct, and complete in all material respects.

3.11 Deposit, Commodity, and Securities Accounts. Schedule 3.10 correctly identifies all Deposit Accounts, Commodity Accounts, and Securities Accounts in which a Grantor has an interest and the institutions holding such accounts. Grantor is the sole account holder of each such account, and Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent) having Control over, or any other interest in, any such account or the property credited thereto.

3.12 Receivables.

(a) Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.

(b) None of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

3.13 Letter of Credit Rights. All letters of credit to which Grantor has rights are listed on Schedule 3.10, and Grantor has obtained the consent of each issuer or the nominated Person of any letter of credit to the assignment of the Proceeds of the letter of credit to Agent.

3.14 Instruments; Chattel Paper; Collateral Notes; and Collateral Note Security. All Instruments and Chattel Paper, including the Collateral Notes, have been delivered to Agent, together with corresponding endorsements duly executed by Grantor in favor of Agent, and such endorsements have been duly and validly executed and are binding and enforceable against Grantor in accordance with their terms. Each Collateral Note and the documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which Agent has not been advised in writing; and no “default” or “potential default” has occurred and is continuing under any such Collateral Note or documents evidencing the Collateral Note Security, except as disclosed on Schedule 3.10.

3.15 Investment Related Property.

(a) Schedule 3.10 sets forth all of the Pledged Equity Interests owned by Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule.

(b) Except as set forth on Schedule 3.10, Grantor has not acquired any Equity Interests of another Person or substantially all the assets of another Person since the formation of Grantor.

(c) Grantor is the record and beneficial owner of the Pledged Equity Interests owned by it free of all Liens, rights or claims of other persons other than Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(d) No consent of any Person, including any member of Grantor, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Agent in any Pledged Equity Interests or the exercise by Agent of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof.

(e) None of the Pledged Equity Interests are or represent interests in issuers that (i) are registered as investment companies or (ii) are dealt in or traded on securities exchanges or markets.

(f) (i) Grantor has delivered to Agent all certificates, instruments and documents representing or evidencing the Pledged Equity Interests, together with corresponding assignments or transfer powers duly executed in blank by Grantor, and such powers have been duly and validly executed and are binding and enforceable against Grantor in accordance with their terms and (ii) to the extent such Pledged Equity Interests are uncertificated, Grantor has taken all actions necessary or desirable to establish Agent’s Control over such Pledged Equity Interests.

3.16 Intellectual Property.

(a) All of the Intellectual Property is subsisting, valid, and enforceable. The information contained on Schedule 3.16 is true, correct, and complete. All issued Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Trade Secret, and Trade Secret Licenses of Grantor are identified on Schedule 3.16.

(b) Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to the Intellectual Property purported to be owned by Grantor free and clear of any Liens, including any pledges, assignments, licenses, user agreements, and covenants by Grantor not to sue third Persons, other than Permitted Liens.

(c) To the best of Grantor’s knowledge, no third party is infringing, or in Grantor’s reasonable business judgment, may be infringing, any of Grantor’s rights under the Intellectual Property.

(d) Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property in full force and effect throughout the world, as applicable.

(e) Each of the Patents and Trademarks identified on Schedule 3.16 has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on Schedule 3.16 has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate).

(f) To the best of Grantor’s knowledge, no claims with respect to the Intellectual Property have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of Grantor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property right, (ii) against the use by Grantor of any Intellectual Property used in Grantor’s business as currently conducted, or (iii) challenging the ownership or use by Grantor of any of the Intellectual Property that Grantor purports to own or use, nor, to Grantor’s knowledge, is there a valid basis for such a claim described in this Section 3.16.

4. COVENANTS. From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1 Transaction Documents. Grantor shall comply with, perform, and be bound by all covenants and agreements in the Transaction Documents that are applicable to it, its assets, or its operations.

4.2 General.

(a) Inspection. Grantor will permit Agent, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of Grantor relating to the Collateral, and (iii) to discuss the Collateral and the related records of Grantor with, and to be advised as to the same by, Grantor’s officers, employees, and accountants (and, in the case of any Receivable, with any Account Debtor), all at such reasonable times and intervals as Agent may determine, and all at Grantor’s expense.

(b) Records and Reports; Notification of Potential Trigger Event or Trigger Event. Grantor will maintain true, complete, and accurate books and records with respect to the Collateral, and furnish to Agent such reports relating to the Collateral at such intervals as Agent shall from time to time request. Grantor will give prompt notice in writing to Agent of the occurrence of any Trigger Event or Potential Trigger Event and of any other development, financial or otherwise, which might materially and adversely affect the Collateral. Grantor shall mark its books and records to reflect the security interest of Agent under this Security Agreement.

(c) Schedules. Grantor shall immediately update any Schedules hereto if any information therein shall become inaccurate or incomplete. The failure of property descriptions to be accurate or complete on any Schedule shall not impair Agent’s security interest in such property.

(d) Financing Statements and Other Actions; Defense of Title. Grantor will deliver to Agent all financing statements and execute and deliver control agreements and other documents and take such other actions as may from time to time be requested by Agent in order to maintain a first priority perfected security interest in and, in the case of Investment Related Property, Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of, the Collateral. Grantor will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e) Disposition of Collateral. Grantor will not sell, lease, license or otherwise dispose of the Collateral except (i) prior to the occurrence of a Trigger Event, dispositions specifically permitted pursuant to the Purchase Agreement, (ii) until such time following the occurrence of a Trigger Event, as Grantor receives a notice from Agent instructing Grantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as Grantor receives a notice from Agent pursuant to Section 5.4, Proceeds of Inventory and Accounts collected in the ordinary course of business.

(f) Liens. Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Permitted Liens.

(g) Change in Location, Jurisdiction of Organization or Name. Grantor will not (i) store, place or hold any Inventory, Equipment, Fixtures, or Proceeds or products thereof (other than Inventory and Proceeds thereof disposed of as permitted by Section 4.2(e)) at a location other than a Digester or a location specified on Schedule 3.6, (ii) maintain records relating to the Receivables at a location other than at the location specified on Schedule 3.10, (iii) maintain a place of business at a location other than a location specified on Schedule 3.6, (iv) change its name or taxpayer identification number, (v) change its mailing address, or (vi) change its jurisdiction of organization, unless Grantor shall have given Agent not less than thirty (30) days’ prior written notice thereof, and Agent shall have determined that such change will not adversely affect the validity, perfection or priority of Agent’s security interest in the Collateral. Prior to making any of the foregoing changes, Grantor shall execute and deliver all such additional documents and perform all additional acts as Agent, in its sole discretion, may request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

(h) Taxes and Other Obligations. Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

(i) Compliance with Agreements. Grantor shall comply with all Contractual Obligations binding on it or affecting its properties or business.

(j) Compliance with Legal Requirements. Grantor shall comply with all applicable Requirements of Law.

(k) Other Financing Statements. Grantor will not authorize any other financing statement naming it as debtor covering all or any portion of the Collateral, except with respect to Liens permitted by Section 4.2(f).

4.3 Receivables.

(a) Certain Agreements on Receivables. Other than in the ordinary course of business consistent with its past practice, Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, Grantor will, at Grantor’s sole expense, collect all amounts due or hereafter due to Grantor under the Receivables and enforce Grantor’s rights under all Collateral Support or Supporting Obligation with respect to the Receivables.

4.4 Equipment.

(a) Maintenance of Equipment. Grantor will do all things necessary to maintain, preserve, protect and keep the Equipment in good repair and working and saleable condition (ordinary wear and tear excepted).

(b) Insurance. Grantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of Agent, and providing that said insurance will not be terminated except after at least thirty (30) days’ written notice from the insurance company to Agent, (ii) maintain such other insurance on the Collateral for the benefit of Agent as Agent shall from time to time request, (iii) furnish to Agent upon the request of Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (iv) maintain general liability insurance naming Agent as an additional insured.

(c) Certificates of Title. With respect to any item of Equipment which is covered by a certificate of title and indication of a security interest on such certificate is required as a condition of perfection, upon the request of Agent, the Grantor shall cause Agent’s security interest to be properly indicated thereon.

4.5 Accounts. Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and Grantor shall furnish all such assistance and information as Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent’s request and at the expense of Grantor, Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

4.6 Intellectual Property.

(a) Prosecution of Applications. Grantor shall prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending.

(b) Federal Applications. Except to the extent not required in Grantor’s reasonable business judgment, Grantor shall make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks.

(c) Maintenance of Rights. Grantor shall preserve and maintain all of its material rights in the Intellectual Property and protect its Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in Grantor’s reasonable business judgment, including the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property.

(d) No Abandonment. Grantor shall not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Grantor’s reasonable business judgment.

(e) Licenses. (i) Grantor shall not sell or assign any of its interest in any of the Intellectual Property without the prior written consent of Agent; (ii) Grantor shall not grant any license or sublicense with respect to any of its Intellectual Property without the prior written consent of Agent; and (iii) Grantor shall maintain the quality of any and all products and services with respect to which the Intellectual Property is used.

(f) No Conflicting Agreements. Grantor shall not enter into any agreement, including any licensing agreement, that is or may be inconsistent with Grantor’s obligations under this Security Agreement or any of the other Transaction Documents.

(g) Additional Intellectual Property. Grantor shall give Agent prompt written notice if Grantor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3.16. Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements, or Trademark Security Agreements, each in form and substance satisfactory to Agent, as Agent may request to evidence Agent’s Lien on such Intellectual Property.

(h) Obligation upon Trigger Event. On and after the occurrence of a Trigger Event, Grantor shall use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Agent to exercise its rights and remedies with respect to the Intellectual Property.

4.7 Collateral Notes and Collateral Note Security. Without the prior written consent of Agent, Grantor shall not (a) modify or substitute, or permit the modification, or substitution of, any Collateral Note or any document evidencing the Collateral Note Security or (b) release any Collateral Note Security unless specifically required by the terms thereof.

4.8 Instruments; Chattel Paper; and Documents. Grantor will (a) deliver to Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper and Instruments (if any then exists), (b) hold in trust for Agent upon receipt and immediately thereafter deliver to Agent any Chattel Paper and Instruments constituting Collateral, (c) mark conspicuously all Chattel Paper and Instruments (other than any delivered to Agent) with an appropriate reference to the security interest of Agent, and (d) upon Agent’s request, deliver to Agent (and thereafter hold in trust for Agent upon receipt and immediately deliver to Agent) any Document evidencing or constituting Collateral.

4.9 Deposit, Commodity, and Securities Accounts. With respect to any Deposit Account, Commodity Account, or Securities Account, Grantor shall (a) maintain such accounts at the institutions described on Schedule 3.10 or such additional institutions as have complied with clause (b) hereof; (b) upon the request of the Agent, deliver to and obtain from each depository bank and security intermediary a Control agreement in form and substance satisfactory to Agent which provides that Agent shall have exclusive Control over such account; and (c) deliver to Agent all certificates or Instruments, if any, now or hereafter representing or evidencing such accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent. If Agent has requested exclusive Control thereof, Grantor shall not establish or maintain any Deposit Accounts, Commodity Accounts or Securities Accounts, unless such accounts are subject to Agent’s exclusive Control.

4.10 Commercial Tort Claims. If Grantor at any time holds or acquires a Commercial Tort Claim, Grantor shall (a) immediately deliver to Agent written notification of any and all Commercial Tort Claims, including any and all actions, suits and proceedings before any court or Governmental Authority by or affecting Grantor; and (b) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of Agent’s security interest in any Commercial Tort Claims.

4.11 Letters-of-Credit Rights. If Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Grantor, Grantor shall promptly notify Agent thereof in writing and, at Agent’s request, Grantor shall, pursuant to an agreement in form and substance satisfactory to Agent, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Agent of the Proceeds of any drawing under the letter of credit or (b) arrange for Agent to become the transferee beneficiary of the letter of credit, with Agent agreeing, in each case, that the Proceeds of any drawing under the letter of credit are to be applied to the Secured Obligations as provided in the Purchase Agreement.

4.12 Fixtures. With respect to any Collateral that is a Fixture or an accession which has been attached to real estate or other goods prior to the perfection of the security interest of Agent, the Grantor shall furnish Agent, upon reasonable demand, a disclaimer of interest in each such Fixture or accession and a consent in writing to the security interest of Agent therein, signed by all Persons having any interest in such Fixture or accession by virtue of any interest in the real estate or other goods to which such Fixture or accession has been attached.

4.13 Federal, State or Municipal Claims. Grantor will notify Agent of any Collateral which constitutes a claim against a Governmental Authority, or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.14 Collateral Access Agreements. Grantor shall obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or facility or other location where Collateral is stored or located, which Collateral Access Agreement shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent.

4.15 Use and Operation of Collateral. Grantor agrees to promptly reimburse and pay to Agent, at Agent’s request, the amount of all expenses (including the cost of any insurance and payment of taxes or other charges) incurred by Agent in connection with its custody and preservation of the Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Grantor to Agent upon demand and shall become part of the Secured Obligations. All risk of loss or damage to, or diminution in value of, the Collateral is on Grantor, and Agent shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to the Collateral that is in the possession of Agent, Agent shall have no duty to preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Grantor for what it may actually collect or receive thereon. The provisions of this Section are applicable whether or not a Trigger Event has occurred.

4.16 Certain Proceeds. Notwithstanding any contrary provision herein, if a Trigger Event shall occur, any and all Proceeds of any Collateral consisting of cash, checks and other non-cash items shall be part of the Collateral hereunder, and shall, if received by Grantor, be held in trust for the benefit of Agent, and shall forthwith be delivered to Agent (accompanied by any necessary endorsements) to be held pursuant to this Security Agreement. Any cash Proceeds of the Collateral which come into the possession of Agent on and after the occurrence of a Trigger Event (including insurance Proceeds) may, at Agent’s option, be applied in whole or in part to the Secured Obligations (to the extent then due), be released in whole or in part to or on the written instructions of Grantor for any general or specific purpose, or be retained in whole or in part by Agent as additional Collateral. The provisions of this Section are applicable whether or not a Trigger Event has occurred.

4.17 Further Assurances. At any time and from time to time, upon the request of Agent, and at the sole expense of Grantor, Grantor shall promptly execute and deliver all such further instruments, agreements and documents and take such further actions as Agent may deem necessary or desirable (a) to assure Agent that its security interests hereunder are perfected first priority security interests, and (b) to carry out the provisions and purposes of this Security Agreement, including (i) the filing of such financing statements as Agent may require, (ii) executing control agreements with respect to the Collateral, in each case naming Agent, as secured party, in form and substance satisfactory to Agent, (iii) furnishing to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail, (iv) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon Agent’s security interest hereunder, and (v) taking all other actions required by applicable Requirements of Law. Grantor shall use its best efforts to obtain any required consents from any Person other than Grantor and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by Grantor that requires such consent as a condition to the creation by Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation related thereto. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

5. REMEDIES UPON TRIGGER EVENT

5.1 Remedies. On and after the occurrence of a Trigger Event, Agent may exercise any or all of the following rights and remedies:

(a) Contractual Remedies. Those rights and remedies provided in this Security Agreement, the Purchase Agreement, or any other Transaction Document, provided that this Section 5.1(a) shall not limit any rights or remedies available to Agent prior to the occurrence of a Trigger Event.

(b) Legal Remedies. If a Trigger Event shall occur, Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.

(c) Disposition of Collateral. Without notice except as specifically provided in Section 5.2(c) or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable. Neither Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(d) Distributions. On and after the occurrence of a Trigger Event, all payments and distributions made to Grantor upon or with respect to the Collateral shall be paid or delivered to Agent, and Grantor agrees to take all such action as Agent may deem necessary or appropriate to cause all such payments and distributions to be made to Agent. Agent shall have the right, at any time after the occurrence of any Trigger Event, to notify and direct any issuer to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to Agent. Such issuer shall be fully protected in relying on the written statement of Agent that it then holds a security interest which entitles it to receive such payments and distributions. Any and all Money and other property paid over to or received by Agent hereunder shall be retained by Agent as additional collateral hereunder and may be applied in accordance with Section 5.10 hereof.

(e) Use of Premises. Agent shall be entitled to occupy and use any premises owned or leased by Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Grantor for such use and occupancy.

5.2 Grantor’s Obligations Upon Trigger Event. Upon the request of Agent on and after the occurrence of a Trigger Event, Grantor will:

(a) Assembly of Collateral. Assemble and make available to Agent the Collateral and all records relating thereto at any place or places specified by Agent.

(b) Agent Access. Permit Agent, and Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

(c) Notice of Disposition of Collateral. Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantor, addressed as set forth in Section 6.7, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of applicable law, Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Agent may further postpone such sale by announcement made at such time and place.

5.3 Condition of Collateral; Warranties. Agent has no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

5.4 Collection of Receivables. On and after the occurrence of a Trigger Event, Agent may at any time in its sole discretion, by giving Grantor written notice, elect to require that the Receivables be paid directly to Agent. In such event, Grantor shall, and shall permit Agent to, promptly notify the Account Debtors under the Receivables of Agent’s interest therein and direct such Account Debtors to make payment of all amounts then or thereafter due under the Receivables directly to Agent. Upon receipt of any such notice from Agent, Grantor shall thereafter hold in trust for Agent, all amounts and Proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to Agent all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Agent shall hold and apply funds so received as provided by the terms of Section 5.10. If after the occurrence of a Trigger Event, any Account Debtor fails or refuses to make payment on any Collateral when due, Agent is authorized, in its sole discretion, either in its own name or in the name of Grantor, to take such action as Agent shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Grantor agrees that Agent may at any time and from time to time, if a Trigger Event has occurred, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Agent in its sole discretion shall determine or abandon any Receivable, and any such action by Agent shall be commercially reasonable. Regardless of any other provision hereof, however, Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Grantor to account for funds that it shall actually receive hereunder.

5.5 Cash Collateral Account. On and after the occurrence of a Trigger Event, Agent shall have, and Grantor hereby grants to Agent, the right and authority to transfer all funds on deposit in the Deposit Accounts to a “Cash Collateral Account” (herein so called) maintained with a depository institution designated by Agent and subject to the exclusive direction, dominion, and Control of Agent, and no disbursements or withdrawals shall be permitted to be made by Grantor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the security interest in favor of Agent herein created, and Grantor hereby grants a security interest to Agent in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Grantor for deposit therein. If a Trigger Event has occurred, Agent shall have the right, at any time in its discretion without notice to Grantor, (a) to transfer to or to register in the name of Agent or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or Instruments representing Deposit Accounts for certificates or Instruments of smaller or larger denominations and (b) to take and apply against the Secured Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

5.6 Intellectual Property. For purposes of enabling Agent to exercise its rights and remedies under this Security Agreement and enabling Agent and its successors and assigns to enjoy the full benefits of the Collateral, Grantor hereby grants to Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license, or sublicense any of the Intellectual Property. Grantor shall provide Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Agent. If no Trigger Event has occurred, Grantor shall have the exclusive, non-transferable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

5.7 Record Ownership of Securities. On and after the occurrence of a Trigger Event, Agent at any time may have any Collateral that is Pledged Equity Interests and that is in the possession of Agent, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Agent; and, as to any Collateral that is Pledged Equity Interests so registered, Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Equity Interests or Proceeds thereof which it is authorized to receive and retain under this Security Agreement.

5.8 Investment Related Property. Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, Grantor shall and shall cause each issuer of any Pledged Equity Interests to from time to time to furnish to Agent all such information as Agent may request in order to determine the number and nature of interest, and shares included in the Investment Related Property which may be sold by Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. In case of any sale of all or any part of the Investment Related Property on credit or for future delivery, such Collateral so sold may be retained by Agent until the selling price is paid by the purchaser thereof, but Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Agent, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose security interests created hereunder and sell the Investment Related Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

5.9 Sales on Credit. If Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Agent, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Grantor shall be credited with the Proceeds of the sale.

5.10 Application of Proceeds. On and after the occurrence of a Trigger Event, the Proceeds of the Collateral shall be applied by Agent to payment of the Secured Obligations in such manner and order as Agent may elect in its sole discretion. If the Proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Agent to collect such deficiency.

5.11 Power of Attorney. Grantor hereby appoints Agent and Agent’s designee as its attorney, with power: (a) to endorse Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Agent’s possession; (b) to sign Grantor’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of Grantor’s mail to an address designated by Agent and to receive, open, and dispose of all mail addressed to Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to exercise all of Grantor's rights and remedies with respect to the collection or enforcement of the Receivables and any other Collateral; (f) to file such financing statements with respect to this Security Agreement, with or without Grantor’s signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require Grantor’s signature; (g) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral; (h) to settle, adjust, compromise, extend or renew the Receivables; and (i) to take all actions necessary to carry out the terms and provisions of the Purchase Agreement and this Security Agreement. Grantor ratifies and approves all acts of such attorney. None of the Secured Parties nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct or gross negligence as determined by a court of competent jurisdiction in final and non-appealable judgment. This power, being coupled with an interest, is irrevocable until this Security Agreement is terminated in accordance with Section 6.11. Agent agrees that, except for the powers granted in paragraphs (b), (d) and (f) of this Section, it shall not exercise any power or authority granted to it unless a Trigger Event has occurred and is continuing. The powers conferred on Agent, for the benefit of the Secured Parties, under this Section 5.11 are solely to protect Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon Agent or any other Secured Party to exercise any such powers.

6. GENERAL PROVISIONS.

6.1 Recovered Payments. The Secured Obligations shall be deemed not to have been paid, observed or performed, and the Secured Obligations shall continue and not be discharged, to the extent that any payment, observance or performance thereof by Grantor is recovered from or paid over by or for the account of Agent for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Secured Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Agent (whether or not consented to by Grantor) of any claim for any such recovery or payment over. Grantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such a recovery or payment over occurs.

6.2 No Waiver. No delay or omission of Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Trigger Event, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Agent and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Agent until the Secured Obligations have been paid in full.

6.3 Agent Performance of Grantor’s Obligations; Authority of Agent.

(a) Without having any obligation to do so, Agent may perform or pay any Secured Obligation which Grantor has agreed to perform or pay in this Security Agreement and Grantor shall reimburse Agent for any amounts paid by Agent pursuant to this Section 6.3. Grantor’s Secured Obligation to reimburse Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

(b) Grantor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between Agent and the Secured Parties, be governed by such agreements with respect thereto as may exist from time to time among them, but, as between Agent and Grantor, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Waivers. Except to the extent expressly otherwise provided herein or in other Transaction Documents and to the fullest extent permitted by applicable law, Grantor waives (a) any right to require Agent to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Agent or any other Secured Party may have; (b) with respect to the Secured Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, and notice of acceleration; and (c) all rights of marshaling in respect of any and all of the Collateral.

6.5 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Grantor, Agent and the other Secured Parties and their respective successors and assigns, except that Grantor shall not have the right to assign any of its rights or delegate any of its Secured Obligations under this Security Agreement or any interest herein, without the prior written consent of Agent.

6.6 Survival. All representations and warranties of Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement. Without prejudice to the survival of any other Secured Obligations, the provisions of Section 6.8 and Section 6.13 shall survive the termination of this Security Agreement.

6.7 Notices. All notices, requests and demands to or upon Agent or Grantor hereunder shall be effected in the manner provided for in Section 8.6 of the Purchase Agreement

6.8 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by Grantor, together with interest and penalties, if any. Grantor shall reimburse Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Agent) paid or incurred by Agent in connection with the preparation, execution, delivery, and administration, of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). In addition, Grantor shall be obligated to pay all of the costs and expenses incurred by Agent, including attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Agent or Grantor concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. Any and all costs and expenses incurred by Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by Grantor.

6.9 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

6.10 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

6.11 Termination. This Security Agreement shall continue in effect until (a) all obligations of Grantor to redeem Series A Preferred Units pursuant to the Purchase Agreement have been indefeasibly paid in full in cash, (b) all obligations of Purchaser to purchase Series A Preferred Units pursuant to the Purchase Agreement have terminated or expired, and (c) all of the Secured Obligations have been indefeasibly paid and performed in full in cash; provided that the termination of this Security Agreement under this Section 6.11 is subject to Section 6.1.

6.12 GOVERNING LAW/VENUE.

(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

(b) Grantor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Delaware, the courts of the United States of America sitting in the State of Delaware, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 6.7 or at such other address of which the Agent shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13 Indemnity. GRANTOR DOES HEREBY ASSUME ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST OF AGENT, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD THE SECURED PARTIES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF GRANTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF GRANTOR OR OF OTHERS.

GRANTOR SHALL INDEMNIFY EACH SECURED PARTY AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES” AND INDUVIDUALLY AN “INDEMNIFIED PARTY”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY OF THE TRANSACTION DOCUMENTS INCLUDING THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, (C) ANY BREACH BY GRANTOR OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE TRANSACTION DOCUMENTS, (D) ANY ACTION TAKEN OR NOT TAKEN BY ANY SECURED PARTY (OR ANY TRUSTEE UNDER ANY COLLATERAL DOCUMENT) THAT IS ALLOWED OR PERMITTED UNDER ANY OF THE TRANSACTION DOCUMENTS, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THE TRANSACTION DOCUMENTS OR AT LAW OR IN EQUITY, (E) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF GRANTOR, OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING INCLUDING THOSE BROUGHT OR INITIATED BY GRANTOR. WITHOUT LIMITING ANY PROVISION OF THIS SECURITY AGREEMENT OR OF ANY OTHER TRANSACTION DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE STRICT LIABILITY, SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, PROVIDED THAT THE INDEMNITY SET FORTH IN THIS PARAGRAPH SHALL NOT APPLY TO ANY CLAIM CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT.

AGENT MAY EMPLOY AN ATTORNEY OR ATTORNEYS OF ITS OWN CHOOSING TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES, AND TO ADVISE AND DEFEND THE INDEMNIFIED PARTIES WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. GRANTOR SHALL REIMBURSE AGENT FOR THE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS AND/OR CONSULTANTS) OF THE INDEMNIFIED PARTIES IMMEDIATELY ON RECEIPT OF WRITTEN DEMAND FROM AGENT, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS SECURITY AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY AGENT OR ANY OF THE OTHER THE INDEMNIFIED PARTIES. ANY PAYMENTS NOT MADE WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM AGENT SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 6.13 SHALL SURVIVE REPAYMENT AND PERFORMANCE OF THE SECURED OBLIGATIONS, THE RELEASE OF ANY LIENS SECURING THE SECURED OBLIGATIONS, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY GRANTOR OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO ANY COLLATERAL SECURING THE SECURED OBLIGATIONS, AND THE EXERCISE BY ANY SECURED PARTY OF ANY OR ALL REMEDIES SET FORTH IN ANY TRANSACTION DOCUMENT.

6.14 WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. AGENT AND GRANTOR, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF SECURED PARTY AND EACH GRANTOR IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.

6.15 FINAL AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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signature pages follow.

IN WITNESS WHEREOF, Grantor and Agent have executed and delivered this Security Agreement as of the date first above written.

GRANTOR:

AEMETIS BIOGAS LLC

By:	/s/ Eric McAfee
Name: Eric McAfee
Title: President

Signature Page
Security Agreement

AGENT:

THIRD EYE CAPITAL CORPORATION, as Agent

By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director